Exhibit 99.2

URBAN EDGE PROPERTIES

SUPPLEMENTAL DISCLOSURE
PACKAGE

June 30, 2018

Urban Edge Properties
888 7th Avenue, New York, NY 10019
NY Office: 212-956-2556
www.uedge.com

URBAN EDGE PROPERTIES
SUPPLEMENTAL DISCLOSURE
June 30, 2018
(unaudited)

TABLE OF CONTENTS
Page
Press Release
Second Quarter 2018 Earnings Press Release	1

Overview
Summary Financial Results and Ratios	10

Consolidated Financial Statements
Consolidated Balance Sheets	11
Consolidated Statements of Income	12

Non-GAAP Financial Measures and Supplemental Data
Supplemental Schedule of Net Operating Income	13
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)	14
Funds from Operations	15
Market Capitalization, Debt Ratios and Liquidity	16
Additional Disclosures	17

Leasing Data
Tenant Concentration - Top Twenty-Five Tenants	18
Leasing Activity	19
Retail Portfolio Lease Expiration Schedules	20

Property Data
Property Status Report	22
Property Acquisitions and Dispositions	25
Development, Redevelopment and Anchor Repositioning Projects	26

Debt Schedules
Debt Summary	28
Mortgage Debt Summary	29
Debt Maturity Schedule	30

Urban Edge Properties		For additional information:
888 Seventh Avenue		Mark Langer, EVP and
New York, NY 10019		Chief Financial Officer
212-956-2556

FOR IMMEDIATE RELEASE:

Urban Edge Properties Reports Second Quarter 2018 Results

NEW YORK, NY, August 1, 2018 - Urban Edge Properties (NYSE:UE) (the "Company") today announced its results for the quarter ended June 30, 2018.

Financial Results(1)(2)

•
Generated net income of $59.8 million, or $0.47 per diluted share, for the quarter compared to net income of $14.9 million, or $0.13 per diluted share for the second quarter of 2017 and $82.8 million, or $0.65 per diluted share, for the six months ended June 30, 2018 compared to $69.7 million, or $0.63 per diluted share, for the six months ended June 30, 2017.

•
Generated Funds from Operations applicable to diluted common shareholders ("FFO") of $39.6 million, or $0.31 per share, for the quarter compared to $38.7 million, or $0.34 per share, for the second quarter of 2017 and $83.7 million, or $0.66 per share, for the six months ended June 30, 2018 compared to $112.1 million, or $1.01 per share, for the six months ended June 30, 2017.

•
Generated FFO as Adjusted of $41.6 million, or $0.33 per share, for the quarter compared to $38.3 million, or $0.33 per share, for the second quarter of 2017 and $82.9 million, or $0.65 per share, for the six months ended June 30, 2018 compared to $73.9 million, or $0.66 per share, for the six months ended June 30, 2017.

Operating Results(1)

•
Same-property cash Net Operating Income (“NOI”) increased by 0.1% over the second quarter of 2017, and by 1.5% compared to the six months ended June 30, 2017. Second quarter results were negatively impacted by the following:

–	Las Catalinas in Puerto Rico - $0.6 million lower NOI primarily due to tenant vacancies and rent reductions, and

–	Bergen Town Center and The Shops at Bruckner - $0.5 million lower NOI due to expected vacancies on spaces planned for redevelopment.
Excluding these properties, same-property cash NOI would have increased by 3.2% for the quarter ended June 30, 2018.

•
Same-property cash NOI including properties in redevelopment increased by 0.4% compared to the second quarter of 2017 and by 1.8% compared to the six months ended June 30, 2017 and were impacted by the same factors noted above. Excluding the properties listed above, same-property cash NOI including properties in redevelopment would have increased by 3.3% for the quarter ended June 30, 2018.

•	Reported same-property retail portfolio occupancy of 98.5%, an increase of 20 basis points compared to June 30, 2017.

•
Reported consolidated retail portfolio occupancy of 96.6%, an increase of 70 basis points compared to June 30, 2017. Occupancy levels as of June 30, 2018 were not impacted by Toys "R" Us bankruptcies. Subsequent to the end of the quarter, five leases comprising 237,000 square feet (sf) were recaptured.

•
Executed 29 new leases, renewals and options totaling 435,000 sf during the quarter. Same-space leases totaled 355,000 sf and generated average rent spreads of 2.0% on a GAAP basis and (1.9)% on a cash basis. The negative cash spread was primarily driven by one new lease executed for a 36,000 sf building that was vacant for more than six years.

Toys "R" Us Bankruptcy
The Company had nine Toys “R” Us (“Toys”) leases comprising approximately 400,000 square feet which generated approximately $7.0 million in annual gross rents. Rents were paid in full through June 30, 2018.
The status of the nine Toys leases is as follows:

•
The Company paid $6.0 million to recapture the lease at Hudson Mall in Jersey City, NJ to accelerate the redevelopment of the property. The previous rent was well under-market at $0.43 per sf annually.

•	Raymour & Flanigan acquired the lease at Manalapan Commons in Manalapan, NJ.

•
Toys rejected its leases in Woodbridge, NJ, Union, NJ, Amherst, NY and Wilkes-Barre, PA in July 2018. Annual gross rent on these leases amounted to approximately $4.0 million. The Company is in active discussions to lease these spaces.

•
The remaining three leases are held in a separate Toys entity for which bankruptcy proceedings are ongoing and rent is current through July 2018. The three properties are located in the Bronx, NY, Cherry Hill, NJ, and Salem, NH.

Development, Redevelopment and Anchor Repositioning Activity
During the second quarter, the Company completed two redevelopment projects totaling $12.4 million at a blended yield of 13.6%, consisting of a 40,000 sf build-to-suit for Best Buy at Bergen Town Center and a new outparcel building at Marlton Commons for Shake Shack and honeygrow.

The Company has $207 million of active redevelopment projects underway expected to generate a 7% unleveraged yield of which $87 million remains to be funded.

The Company’s largest projects include Bergen Town Center and Bruckner Commons. At Bergen, construction is underway on a 47,000 sf Burlington expected to open in spring 2019. Enhanced food offerings include Cava Grill, Ruth’s Chris Steakhouse and a daytime café. At Bruckner, ShopRite opened in June and Burlington opened in July.

Disposition Activity
On April 26, 2018, the Company sold MacArthur Commons in Allentown, PA for $55.3 million consistent with its plan to dispose of assets in non-core markets. The Company recognized a $50.4 million gain in connection with the sale.
Balance Sheet Highlights at June 30, 2018(1)(3)(4)(5)

•	Total market capitalization of approximately $4.5 billion comprising 126.7 million, fully-diluted common shares valued at $2.9 billion and $1.6 billion of debt.

•	Net debt to total market capitalization of 24%.

•	Net debt to Adjusted Earnings before interest, tax, depreciation and amortization for real estate ("EBITDAre") of 4.6x.

•	$514.0 million of cash and cash equivalents, including restricted cash, and no amounts drawn on the $600 million revolving credit facility.

(1) Refer to "Non-GAAP Financial Measures" and "Operating Metrics" for definitions and additional detail.
(2) Refer to page 5 for a reconciliation of net income to FFO and FFO as Adjusted for the quarter and six months ended June 30, 2018.
(3) Refer to page 7 for a reconciliation of net income to EBITDAre and annualized Adjusted EBITDAre for the quarter and six months ended June 30, 2018.
(4) Net debt as of June 30, 2018 is calculated as total consolidated debt of $1.6 billion less total cash and cash equivalents, including restricted cash, of $514.0 million.
(5) Refer to page 16 for the calculation of market capitalization as of June 30, 2018.

Non-GAAP Financial Measures
The Company uses certain non-GAAP performance measures, in addition to the primary GAAP presentations, as we believe these measures improve the understanding of the Company's operational results. We continually evaluate the usefulness, relevance, limitations, and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the investing public, and thus such reported measures are subject to change. The Company's non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results. The following non-GAAP measures are commonly used by the Company and investing public to understand and evaluate our operating results and performance:

•
FFO: The Company believes FFO is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular REITs. FFO, as defined by the National Association of Real Estate Investment Trusts ("NAREIT") and the Company, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciated real estate assets, real estate impairment losses, rental property depreciation and amortization expense. The Company believes that financial analysts, investors and shareholders are better served by the presentation of comparable period operating results generated from FFO primarily because it excludes the assumption that the value of real estate assets diminish predictably. FFO does not represent cash flows from operating activities in accordance with GAAP, should not be considered an alternative to net income as an indication of our performance, and is not indicative of cash flow as a measure of liquidity or our ability to make cash distributions.

•
FFO as Adjusted: The Company provides disclosure of FFO as Adjusted because it believes it is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO as Adjusted is calculated by making certain adjustments to FFO to account for items the Company does not believe are representative of ongoing core operating results including non-comparable revenues and expenses. The Company's method of calculating FFO as Adjusted may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

•
Cash NOI: The Company uses cash NOI internally to make investment and capital allocation decisions and to compare the unlevered performance of our properties to our peers. The Company believes cash NOI is useful to investors as a performance measure because, when compared across periods, cash NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis, providing perspective not immediately apparent from operating income or net income. The Company calculates cash NOI using net income as defined by GAAP reflecting only those income and expense items that are incurred at the property level, adjusted for the following items: lease termination fees, bankruptcy settlement income, non-cash rental income and ground rent expense and income or expenses that we do not believe are representative of ongoing operating results, if any.

•
Same-property Cash NOI: The Company provides disclosure of cash NOI on a same-property basis, which includes the results of properties that were owned and operated for the entirety of the reporting periods being compared totaling 77 properties for the three months ended June 30, 2018 and 2017 and 75 properties for the six months ended June 30, 2018 and 2017. Information provided on a same-property basis excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area ("GLA") is taken out of service and also excludes properties acquired, sold, or under contract to be sold during the periods being compared. As such, same-property cash NOI assists in eliminating disparities in net income due to the development, redevelopment, acquisition or disposition of properties during the periods presented, and thus provides a more consistent performance measure for the comparison of the operating performance of the Company's properties. While there is judgment surrounding changes in designations, a property is removed from the same-property pool when it is designated as a redevelopment property because it is undergoing significant renovation or retenanting pursuant to a formal plan that is expected to have a significant impact on its operating income. A development or redevelopment property is moved back to the same-property pool once a substantial portion of the NOI growth expected from the development or redevelopment is reflected in both the current and comparable prior year period, generally one year after at least 80% of the expected NOI from the project is realized on a cash basis. Acquisitions are moved into the same-property pool once we have owned the property for the entirety of the comparable periods and the property is not under significant development or redevelopment. The Company has also provided disclosure of cash NOI on a same-property basis adjusted to include redevelopment properties. Same-property cash NOI may include other adjustments as detailed in the Reconciliation of Net Income to cash NOI and same-property cash NOI included in the tables accompanying this press release.

•
EBITDAre and Adjusted EBITDAre: EBITDAre and Adjusted EBITDAre are supplemental, non-GAAP measures utilized by us in various financial ratios. The White Paper on EBITDAre, approved by NAREIT's Board of Governors in September 2017, defines EBITDAre as net income (computed in accordance with GAAP), adjusted for interest expense, income tax expense, depreciation and amortization, losses and gains on the disposition of depreciated property, impairment write-downs of depreciated property and investments in unconsolidated joint ventures, and adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures. EBITDAre and Adjusted EBITDAre are presented to assist investors in the evaluation of REITs, as a measure of the Company's operational performance as they exclude various items that do not relate to or are not indicative of our operating performance and because they approximate key performance measures in our debt covenants. Accordingly, the Company believes that the use of EBITDAre and Adjusted EBITDAre, as opposed to income before income taxes in various ratios, provides meaningful performance measures related to the Company's ability to meet various coverage tests for the stated periods. The Company also presents the ratio of net debt (net of cash) to annualized Adjusted EBITDAre as of June 30, 2018, and net debt (net of cash) to total market capitalization, which it believes is useful to investors as a supplemental measure in evaluating the Company's balance sheet leverage. The presentation of EBITDAre and Adjusted EBITDAre are consistent with EBITDA and Adjusted EBITDA as presented in prior periods.

The Company believes net income is the most directly comparable GAAP financial measure to the non-GAAP performance measures outlined above. Reconciliations of these measures to net income have been provided in the tables accompanying this press release.

Operating Metrics

The Company presents certain operating metrics related to our properties including occupancy, leasing activity and rental rates. Operating metrics are used by the Company and are useful to investors in facilitating an understanding of the operational performance for our properties.

Occupancy metrics represent the percentage of occupied gross leasable area based on executed leases (including properties in development and redevelopment) and includes leases signed, but for which rent has not yet commenced. Same-property retail portfolio occupancy includes shopping centers and malls that have been owned and operated for the entirety of the reporting periods being compared totaling 77 properties for the three months ended June 30, 2018 and 2017 and 75 properties for the six months ended June 30, 2018 and 2017. Occupancy metrics presented for the Company's same-property retail portfolio excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and also excludes properties acquired within the past 12 months, properties sold, or under contract to be sold during the periods being compared.

Executed new leases, renewals and exercised options are presented on a same-space basis. Same-space leases represent those leases signed on spaces for which there was a previous lease with comparable gross leasable area.

Reconciliation of Net Income to FFO and FFO as Adjusted

The following table reflects the reconciliation of net income to FFO and FFO as Adjusted for the three and six months ended June 30, 2018. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 3 for a description of FFO and FFO as Adjusted.

	Three Months Ended June 30, 2018		Six Months Ended June 30, 2018
	(in thousands)	(per share)	(in thousands)	(per share)
Net income	$59,774	$0.47	$82,813	$0.65
Less net income attributable to noncontrolling interests in:
Operating partnership	(6,025)	(0.05)	(8,353)	(0.07)
Consolidated subsidiaries	(12)	—	(23)	—
Net income attributable to common shareholders	53,737	0.42	74,437	0.58
Adjustments:
Rental property depreciation and amortization	30,258	0.24	51,330	0.41
Gain on sale of real estate	(50,440)	(0.40)	(50,440)	(0.40)
Limited partnership interests in operating partnership	6,025	0.05	8,353	0.07
FFO applicable to diluted common shareholders	39,580	0.31	83,680	0.66

Tenant bankruptcy settlement income	(114)	—	(278)	—
Casualty gain, net(3)	(108)	—	(688)	(0.01)
Impact of Toys "R" Us, Inc. lease terminations(2)	1,875	0.02	1,875	0.02
Environmental remediation costs	334	—	584	—
Tax impact from hurricane	58	—	226	—
Gain on extinguishment of debt	—	—	(2,524)	(0.02)
FFO as Adjusted applicable to diluted common shareholders	$41,625	$0.33	$82,875	$0.65

Weighted average diluted shares used to calculate EPS	113,942		114,151
Assumed conversion of OP and LTIP Units to common shares(1)	12,660		12,443
Weighted average diluted common shares - FFO	126,602		126,594
(1) Operating Partnership ("OP") and Long-Term Incentive Plan ("LTIP") Units are excluded from the calculation of earnings per diluted share for the three and six months ended June 30, 2018 because their inclusion is anti-dilutive. FFO includes earnings allocated to unitholders as the inclusion of these units is dilutive to FFO per share.
(2) Amount reflects a $6.0 million lease termination payment (classified within property operating expense) and $1.0 million of a provision for doubtful accounts for reserves recorded on straight-line rents, partially offset by the write-off of $5.1 million of below-market intangible liabilities (classified within property rental revenues).
(3) The following amount reflects insurance proceeds net of losses as a result of Hurricane Maria in Puerto Rico, in September 2017, and a tornado in Wilkes-Barre, PA, in June 2018:

(in thousands)	Three Months Ended June 30, 2018	Six Months Ended June 30, 2018
Insurance proceeds, net of casualty related expenses	$(35)	$1,306
Reversal of provision for doubtful accounts on previously reserved balances	408	227
Property rental and tenant reimbursement losses	(265)	(845)
Casualty gain, net	$108	$688

Reconciliation of Net Income to Cash NOI and Same-Property Cash NOI

The following table reflects the reconciliation of net income to cash NOI, same-property cash NOI and same-property cash NOI including properties in redevelopment for the three and six months ended June 30, 2018 and 2017. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 3 for a description of cash NOI and same-property cash NOI.

	Three Months Ended June 30,		Six Months Ended June 30,
(Amounts in thousands)	2018	2017	2018	2017
Net income	$59,774	$14,920	$82,813	$69,655
Management and development fee income from non-owned properties	(347)	(351)	(689)	(830)
Other expense (income)	4	(22)	(73)	(86)
Depreciation and amortization	30,441	23,701	51,711	39,529
General and administrative expense	8,236	7,841	15,877	15,973
Casualty and impairment loss (gain), net(5)	35	303	(1,306)	3,467
Gain on sale of real estate	(50,440)	—	(50,440)	—
Interest income	(2,031)	(336)	(3,555)	(463)
Interest and debt expense	15,659	13,627	31,303	26,742
(Gain) loss on extinguishment of debt	—	—	(2,524)	1,274
Income tax expense	192	304	626	624
Non-cash revenue and expenses	(6,792)	(1,452)	(9,081)	(42,253)
Cash NOI(1)	54,731	58,535	114,662	113,632
Adjustments:
Non-same property cash NOI(1)(2)	(11,095)	(9,073)	(25,029)	(19,099)
Tenant bankruptcy settlement and lease termination income	(813)	(486)	(977)	(513)
Natural disaster related operating (gain) loss(3)	(128)	—	178	—
Lease termination payment	6,000	—	6,000	—
Environmental remediation costs	334	—	584	—
Same-property cash NOI(6)	$49,029	$48,976	$95,418	$94,020
Cash NOI related to properties being redeveloped(4)	4,830	4,650	9,721	9,309
Same-property cash NOI including properties in redevelopment(6)	$53,859	$53,626	$105,139	$103,329
(1) Cash NOI is calculated as total property revenues less property operating expenses excluding the net effects of non-cash rental income and non-cash ground rent expense.
(2) Non-same property cash NOI includes cash NOI related to properties being redeveloped and properties acquired or disposed.
(3) Amount reflects rental and tenant reimbursement losses as well as provisions or reversal of provisions for outstanding amounts due from tenants at Las Catalinas and Wilkes-Barre, PA that are subject to reimbursement from the insurance company.
(4) The result for the six months ended June 30, 2018, excludes $0.5 million of rental and tenant reimbursement losses, partially offset by a $0.1 million reversal of provisions for payments received from tenants at Montehiedra that are subject to reimbursement from the insurance company.
(5) The results for the three and six months ended June 30, 2018 reflect insurance proceeds offset by hurricane-related expenses. The three and six months ended June 30, 2017 reflect real estate impairment losses recorded as a result of the sale of our property in Eatontown, NJ.
(6) Results for the second quarter of 2018 were negatively impacted by lower NOI at Las Catalinas Mall in Puerto Rico, primarily due to tenant vacancies and rent reductions, and lower NOI at Bergen Town Center and The Shops at Bruckner due to expected vacancies on spaces planned for redevelopment. Excluding these amounts, same-property cash NOI would have increased by 3.2% for the quarter and same-property cash NOI including properties in redevelopment would have increased by 3.3% for the quarter:

	Three Months Ended June 30,
	2018	2017	Percent Change
Same-property cash NOI	$49,029	$48,976	0.1%
Less: Cash NOI of Las Catalinas, Bergen Town Center, and The Shops at Bruckner	(10,190)	(11,340)
Same-property cash NOI excluding items above	38,839	37,636	3.2%
Cash NOI related to properties being redeveloped	4,830	4,650
Same-property cash NOI including properties in redevelopment excluding items above	$43,669	$42,286	3.3%

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre

The following table reflects the reconciliation of net income to EBITDAre and Adjusted EBITDAre for the three and six months ended June 30, 2018. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 3 for a description of EBITDAre and Adjusted EBITDAre.

	Three Months Ended June 30,		Six Months Ended June 30,
(Amounts in thousands)	2018	2017	2018	2017
Net income	$59,774	$14,920	$82,813	$69,655
Depreciation and amortization	30,441	23,701	51,711	39,529
Interest and debt expense	15,659	13,627	31,303	26,742
Income tax expense	192	304	626	624
Gain on sale of real estate	(50,440)	—	(50,440)	—
Real estate impairment loss	—	303	—	3,467
EBITDAre	55,626	52,855	116,013	140,017
Adjustments for Adjusted EBITDAre:
Casualty gain, net(1)	(108)	—	(688)	—
Tenant bankruptcy settlement income	(114)	(486)	(278)	(513)
Impact of Toys "R" Us, Inc. lease terminations(2)	1,875	—	1,875	—
Environmental remediation costs	334	—	584	—
Transaction costs	—	132	—	183
(Gain) loss on extinguishment of debt	—	—	(2,524)	1,274
Income from acquired leasehold interest	—	—	—	(39,215)
Adjusted EBITDAre	$57,613	$52,501	$114,982	$101,746
(1) Refer to footnote 3 on page 5, Reconciliation of Net Income to FFO and FFO as Adjusted, for the adjustments included in this line item.
(2) Amount reflects a $6.0 million lease termination payment and a $1.0 million reserve against receivables from straight line rents, partially offset by the write-off of $5.1 million of below-market intangible liabilities.

ADDITIONAL INFORMATION
For a copy of the Company’s supplemental disclosure package, please access the "Investors" section of UE’s website at www.uedge.com. Our website also includes other financial information, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports.

ABOUT URBAN EDGE
Urban Edge Properties is a NYSE listed real estate investment trust focused on managing, acquiring, developing, and redeveloping retail real estate in urban communities, primarily in the New York metropolitan region. Urban Edge owns 88 properties totaling 16.3 million square feet of gross leasable area.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this Press Release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this Press Release. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict; these factors include, among others, the Company's ability to complete its active development, redevelopment and anchor repositioning projects, the Company's ability to pursue, finance and complete acquisition opportunities, the Company's ability to engage in the projects in its planned expansion and redevelopment pipeline, the Company's ability to achieve the estimated unleveraged returns for such projects and acquisitions, the estimated remediation and repair costs related to Hurricane Maria at the affected properties. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2017 and the other documents filed by the Company with the Securities and Exchange Commission.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this Press Release. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this Press Release.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
As of June 30, 2018

Basis of Presentation
The information contained in the Supplemental Disclosure Package does not purport to disclose all items required by GAAP and is unaudited information. This Supplemental Disclosure Package should be read in conjunction with the Company's most recent Form 10-K and Form 10-Q. The results of operations of any property acquired are included in the Company's financial statements since the date of its acquisition, although such properties may be excluded from certain metrics disclosed in this Supplemental Disclosure Package.
Non-GAAP Financial Measures and Forward-Looking Statements
For additional information regarding non-GAAP financial measures and forward-looking statements, please see pages 3 and 8 of this Supplemental Disclosure Package.

URBAN EDGE PROPERTIES
SUMMARY FINANCIAL RESULTS AND RATIOS
For the three and six months ended June 30, 2018 (unaudited)
(in thousands, except per share, sf, rent psf and financial ratio data)

	Three months ended		Six months ended
	June 30, 2018		June 30, 2018
Summary Financial Results
Total revenue	$101,970		$201,023
General & administrative expenses (G&A)	$8,236		$15,877
Net income attributable to common shareholders	$53,737		$74,437
Earnings per diluted share	$0.47		$0.65
Adjusted EBITDAre(7)	$57,613		$114,982
Funds from operations (FFO)	$39,580		$83,680
FFO per diluted common share	$0.31		$0.66
FFO as Adjusted	$41,625		$82,875
FFO as Adjusted per diluted common share	$0.33		$0.65
Total dividends paid per share	$0.22		$0.44
Stock closing price low-high range (NYSE)	$19.83 to $23.00		$19.83 to $25.59
Weighted average diluted shares used in EPS computations(1)	113,942		114,151
Weighted average diluted common shares used in FFO computations(1)	126,602		126,594

Summary Property, Operating and Financial Data
# of Total properties / # of Retail properties	88 / 87
Gross leasable area (GLA) sf - retail portfolio(3)(5)	15,381,000
Weighted average annual rent psf - retail portfolio(3)(5)	$17.57
Consolidated occupancy at end of period	96.8%
Consolidated retail portfolio occupancy at end of period(5)	96.6%
Same-property retail portfolio occupancy at end of period(5)(2)	98.5%
Same-property retail portfolio physical occupancy at end of period(4)(5)(2)	98.0%
Same-property cash NOI growth(2)	0.1%		1.5%
Same-property cash NOI growth, including redevelopment properties	0.4%		1.8%
Cash NOI margin - total portfolio	58.3%		60.4%
Expense recovery ratio - total portfolio	97.5%		97.9%
New, renewal and option rent spread - cash basis(8)	(1.9)%		2.3%
New, renewal and option rent spread - GAAP basis(9)	2.0%		7.0%
Net debt to total market capitalization(6)	23.5%		23.5%
Net debt to Adjusted EBITDAre(6)	4.6	x	4.6	x
Adjusted EBITDAre to interest expense(7)	3.9	x	3.9	x
Adjusted EBITDAre to fixed charges(7)	3.6	x	3.6	x

(1) Weighted average diluted common shares used to calculate FFO per share and FFO as Adjusted per share for the periods presented include OP and LTIP Units, which are excluded from the calculation of earnings per diluted share for the periods presented because their inclusion is anti-dilutive. FFO includes earnings allocated to unit holders as the inclusion of these units is dilutive to FFO per share.
(2) The same-property pool for both cash NOI and occupancy includes retail properties the Company consolidated, owned and operated for the entirety of both periods being compared and excludes properties under development and redevelopment, acquired, sold, or under contract to be sold during the periods being compared.
(3) GLA - retail portfolio excludes 942,000 square feet of warehouses. Weighted average annual rent per square foot for our retail portfolio and warehouses was $16.83.
(4) Physical occupancy includes tenants that have access to their leased space and includes dark and paying tenants.
(5) Our retail portfolio includes shopping centers and malls and excludes warehouses.
(6) See computation on page 16. Adjusted EBITDAre is annualized for purposes of calculating net debt to Adjusted EBITDAre.
(7) See computation on page 14.
(8) Rents have not been calculated on a straight-line basis. Previous/expiring rent is the rent at expiry and includes any percentage rent paid. New rent is the rent paid at commencement.
(9) Rents are calculated on a straight-line ("GAAP") basis. See computation on page 19.

URBAN EDGE PROPERTIES
CONSOLIDATED BALANCE SHEETS
As of June 30, 2018 (unaudited) and December 31, 2017
(in thousands, except share and per share amounts)

	June 30,	December 31,
	2018	2017
ASSETS
Real estate, at cost:
Land	$530,658	$521,669
Buildings and improvements	2,060,960	2,010,527
Construction in progress	125,664	133,761
Furniture, fixtures and equipment	6,615	5,897
Total	2,723,897	2,671,854
Accumulated depreciation and amortization	(616,284)	(587,127)
Real estate, net	2,107,613	2,084,727
Cash and cash equivalents	500,930	490,279
Restricted cash	13,057	10,562
Tenant and other receivables, net of allowance for doubtful accounts of $6,176 and $4,937, respectively	23,017	20,078
Receivable arising from the straight-lining of rents, net of allowance for doubtful accounts of $562 and $494, respectively	84,378	85,843
Identified intangible assets, net of accumulated amortization of $39,770 and $33,827, respectively	76,310	87,249
Deferred leasing costs, net of accumulated amortization of $15,809 and $14,796, respectively	20,291	20,268
Deferred financing costs, net of accumulated amortization of $2,252 and $1,740, respectively	2,731	3,243
Prepaid expenses and other assets	12,228	18,559
Total assets	$2,840,555	$2,820,808

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net	$1,551,788	$1,564,542
Accounts payable and accrued expenses	80,768	69,595
Identified intangible liabilities, net of accumulated amortization of $68,938 and $65,832, respectively	168,540	180,959
Other liabilities	17,527	15,171
Total liabilities	1,818,623	1,830,267
Commitments and contingencies
Shareholders’ equity:
Common shares: $0.01 par value; 500,000,000 shares authorized and 114,004,276 and 113,827,529 shares issued and outstanding, respectively	1,140	1,138
Additional paid-in capital	950,958	946,402
Accumulated deficit	(33,307)	(57,621)
Noncontrolling interests:
Operating partnership	102,714	100,218
Consolidated subsidiaries	427	404
Total equity	1,021,932	990,541
Total liabilities and equity	$2,840,555	$2,820,808

URBAN EDGE PROPERTIES
CONSOLIDATED STATEMENTS OF INCOME
For the three and six months ended June 30, 2018 and 2017 (unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
REVENUE
Property rentals	$74,546	$64,708	$144,268	$127,206
Tenant expense reimbursements	26,222	23,881	54,894	47,652
Management and development fees	347	351	689	830
Income from acquired leasehold interest	—	—	—	39,215
Other income	855	561	1,172	662
Total revenue	101,970	89,501	201,023	215,565
EXPENSES
Depreciation and amortization	30,441	23,701	51,711	39,529
Real estate taxes	15,587	14,711	31,362	28,103
Property operating	20,492	11,088	37,159	24,456
General and administrative	8,236	7,841	15,877	15,973
Casualty and impairment loss (gain), net	35	303	(1,306)	3,467
Ground rent	2,752	2,436	5,488	5,106
Provision for doubtful accounts	1,273	906	2,509	1,099
Total expenses	78,816	60,986	142,800	117,733
Operating income	23,154	28,515	58,223	97,832
Gain on sale of real estate	50,440	—	50,440	—
Interest income	2,031	336	3,555	463
Interest and debt expense	(15,659)	(13,627)	(31,303)	(26,742)
Gain (loss) on extinguishment of debt	—	—	2,524	(1,274)
Income before income taxes	59,966	15,224	83,439	70,279
Income tax expense	(192)	(304)	(626)	(624)
Net income	59,774	14,920	82,813	69,655
Less net income attributable to noncontrolling interests in:
Operating partnership	(6,025)	(1,326)	(8,353)	(5,464)
Consolidated subsidiaries	(12)	(11)	(23)	(22)
Net income attributable to common shareholders	$53,737	$13,583	$74,437	$64,169

Earnings per common share - Basic:	$0.47	$0.13	$0.65	$0.63
Earnings per common share - Diluted:	$0.47	$0.13	$0.65	$0.63
Weighted average shares outstanding - Basic	113,739	104,063	113,708	101,863
Weighted average shares outstanding - Diluted	113,942	104,260	114,151	111,224

URBAN EDGE PROPERTIES
SUPPLEMENTAL SCHEDULE OF NET OPERATING INCOME
For the three and six months ended June 30, 2018 and 2017
(in thousands)

	Three Months Ended June 30,		Percent Change	Six Months Ended June 30,		Percent Change
	2018	2017		2018	2017
Total cash NOI(1)
Total revenue	$93,904	$87,379	7.5%	$189,953	$171,740	10.6%
Total property operating expenses	(39,173)	(28,844)	35.8%	(75,291)	(58,108)	29.6%
Cash NOI - total portfolio	$54,731	$58,535	(6.5)%	$114,662	$113,632	0.9%

NOI margin (NOI / Total revenue)(4)	58.3%	67.0%		60.4%	66.2%

Same-property cash NOI(2)
Property rentals	$54,624	$53,182		$104,294	$101,691
Tenant expense reimbursements	21,312	20,920		43,178	40,770
Total revenue	75,936	74,102		147,472	142,461
Real estate taxes	(13,179)	(12,958)		(25,208)	(24,215)
Property operating	(10,234)	(8,934)		(21,070)	(18,996)
Ground rent	(2,578)	(2,556)		(4,546)	(4,500)
Provision for doubtful accounts	(916)	(678)		(1,230)	(730)
Total property operating expenses	(26,907)	(25,126)		(52,054)	(48,441)
Same-property cash NOI(3)(5)	$49,029	$48,976	0.1%	$95,418	$94,020	1.5%

Cash NOI related to properties being redeveloped	$4,830	$4,650		$9,721	$9,309
Same-property cash NOI including properties in redevelopment(5)	$53,859	$53,626	0.4%	$105,139	$103,329	1.8%

Same-property physical occupancy(3)	98.0%	98.0%		98.0%	98.0%
Same-property leased occupancy(3)	98.5%	98.3%		98.6%	98.3%
Number of properties included in same-property analysis	77			75

(1) Total revenue includes tenant bankruptcy settlement income and lease termination fees and excludes management and development fee income and non-cash amounts. Property operating expenses exclude non-cash amounts.
(2) Excludes management and development fee income, lease termination fees, bankruptcy settlement income, non-cash rental income, non-cash ground rent expenses and income and expenses that we do not believe are representative of ongoing operating results, if any.
(3) The same-property pool for both NOI and occupancy includes retail properties the Company consolidated, owned and operated for the entirety of both periods being compared and excludes properties under development and redevelopment, acquired, sold, or under contract to be sold during the periods being compared. Same-property occupancy includes dark but rent-paying tenants.
(4) The NOI margin for the three and six months ended June 30, 2018 includes a $6.0 million lease termination payment for the Toys "R" Us lease at Hudson Mall in Jersey City, NJ. Excluding the $6.0 million lease termination payment, the NOI margin is 64.7% and 63.5% for the three and six months ended June 30, 2018, respectively.
(5) Same-property cash NOI and same-property cash NOI including properties in redevelopment for the three and six months ended June 30, 2018, exclude the following (gains)/losses as a result of natural disasters which will be included in our insurance claim submissions:

	Three Months Ended June 30, 2018		Six Months Ended June 30, 2018
	Excluded from Same-property Cash NOI (Las Catalinas and Wilkes-Barre)	Excluded from Same-property Cash NOI including redevelopment (Montehiedra)	Excluded from Same-property Cash NOI (Las Catalinas and Wilkes-Barre)	Excluded from Same-property Cash NOI including redevelopment (Montehiedra)
Revenue
Property rentals	$94	$42	$171	$467
Tenant expense reimbursements	96	33	140	67
Operating expenses
Reversal of provision for doubtful accounts	(318)	(90)	(133)	(94)
Total casualty (gain) loss excluded	$(128)	$(15)	$178	$440

URBAN EDGE PROPERTIES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION and AMORTIZATION for REAL ESTATE (EBITDAre)
For the three and six months ended June 30, 2018 and 2017
(in thousands)

	Three Months Ended June 30,				Six Months Ended June 30,
	2018		2017		2018		2017
Net income	$59,774		$14,920		$82,813		$69,655
Depreciation and amortization	30,441		23,701		51,711		39,529
Interest expense	14,942		13,040		29,864		25,291
Amortization of deferred financing costs	717		587		1,439		1,451
Income tax expense	192		304		626		624
Gain on sale of real estate	(50,440)		—		(50,440)		—
Real estate impairment loss	—		303		—		3,467
EBITDAre	55,626		52,855		116,013		140,017
Adjustments for Adjusted EBITDAre:
Casualty gain, net(1)	(108)		—		(688)		—
Tenant bankruptcy settlement income	(114)		(486)		(278)		(513)
Impact of Toys "R" Us, Inc. lease terminations(2)	1,875		—		1,875		—
Environmental remediation costs	334		—		584		—
Transaction costs	—		132		—		183
(Gain) loss on extinguishment of debt	—		—		(2,524)		1,274
Income from acquired leasehold interest	—		—		—		(39,215)
Adjusted EBITDAre	$57,613		$52,501		$114,982		$101,746

Interest expense	$14,942		$13,040		$29,864		$25,291

Adjusted EBITDAre to interest expense	3.9	x	4.0	x	3.9	x	4.0	x

Fixed charges
Interest expense	$14,942		$13,040		$29,864		$25,291
Scheduled principal amortization	1,112		4,427		1,981		9,063
Total fixed charges	$16,054		$17,467		$31,845		$34,354

Adjusted EBITDAre to fixed charges	3.6	x	3.0	x	3.6	x	3.0	x

(1) Refer to footnote 3 on page 5, Reconciliation of Net Income to FFO and FFO as Adjusted, for the adjustments included in this line item.
(2) Amount reflects a $6.0 million lease termination payment and a $1.0 million reserve against receivables from straight line rents, partially offset by the write-off of $5.1 million of below-market intangible liabilities.

URBAN EDGE PROPERTIES
FUNDS FROM OPERATIONS
For the three and six months ended June 30, 2018 and 2017
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income	$59,774	$14,920	$82,813	$69,655
Less net income attributable to noncontrolling interests in:
Operating partnership	(6,025)	(1,326)	(8,353)	(5,464)
Consolidated subsidiaries	(12)	(11)	(23)	(22)
Net income attributable to common shareholders	53,737	13,583	74,437	64,169
Adjustments:
Rental property depreciation and amortization	30,258	23,452	51,330	39,031
Gain on sale of real estate	(50,440)	—	(50,440)	—
Real estate impairment loss	—	303	—	3,467
Limited partnership interests in operating partnership(1)	6,025	1,326	8,353	5,464
FFO Applicable to diluted common shareholders	39,580	38,664	83,680	112,131
FFO per diluted common share(2)	0.31	0.34	0.66	1.01
Adjustments to FFO:
Tenant bankruptcy settlement income	(114)	—	(278)	—
Casualty gain, net(3)	(108)	—	(688)	—
Impact of Toys "R" Us, Inc. lease terminations	1,875	(486)	1,875	(513)
Environmental remediation costs	334	—	584	—
Tax impact from hurricane	58	—	226	—
Transaction costs	—	132	—	183
(Gain) loss on extinguishment of debt	—	—	(2,524)	1,274
Income from acquired leasehold interest	—	—	—	(39,215)
FFO as Adjusted applicable to diluted common shareholders	$41,625	$38,310	$82,875	$73,860
FFO as Adjusted per diluted common share(2)	$0.33	$0.33	$0.65	$0.66

Weighted Average diluted common shares(2)	126,602	114,433	126,594	111,224
(1) Represents earnings allocated to LTIP and OP unit holders for unissued common shares which have been excluded for purposes of calculating earnings per diluted share for the periods presented. FFO applicable to diluted common shareholders and FFO as Adjusted applicable to diluted common shareholders calculations include earnings allocated to LTIP and OP unit holders and the respective weighted average share totals include the redeemable shares outstanding as their inclusion is dilutive.
(2) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the three and six months ended June 30, 2018 and the three months ended June 30, 2017 are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of LTIP and OP units which may be redeemed for our common stock. These redeemable units are not included in the weighted average diluted share count for GAAP purposes because their inclusion is anti-dilutive. LTIP and OP units are included for the six months ended June 30, 2017 as their inclusion is dilutive.
(3) Refer to footnote 3 on page 5, Reconciliation of Net Income to FFO and FFO as Adjusted, for the adjustments included in this line item.

URBAN EDGE PROPERTIES
MARKET CAPITALIZATION, DEBT RATIOS AND LIQUIDITY
As of June 30, 2018
(in thousands, except share amounts)

	June 30, 2018
Closing market price of common shares	$22.87

Basic common shares	114,004,276
OP and LTIP units	12,738,907
Diluted common shares	126,743,183

Equity market capitalization	$2,898,617

Total consolidated debt(1)	$1,564,634
Cash and cash equivalents including restricted cash	(513,987)
Net debt	$1,050,647

Net Debt to annualized Adjusted EBITDAre	4.6	x

Total consolidated debt(1)	$1,564,634
Equity market capitalization	2,898,617
Total market capitalization	$4,463,251

Net debt to total market capitalization at applicable market price	23.5%

Cash and cash equivalents including restricted cash	$513,987
Available under unsecured credit facility	600,000
Total liquidity	$1,113,987

(1) Total consolidated debt excludes unamortized debt issuance costs of $12.8 million.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Certain non-cash items:
Straight-line rental income(1)	$(98)	$(323)	$(146)	$(413)
Amortization of below-market lease intangibles, net(1)	7,822	2,071	10,455	4,107
Straight-line ground rent expense(2)	(18)	(53)	(36)	(107)
Reserve against receivables from straight-line rents(5)	(658)	(117)	(693)	(63)
Amortization of below-market lease intangibles, lessee(2)	(256)	(126)	(499)	(486)
Amortization of deferred financing costs(4)	(718)	(587)	(1,440)	(1,451)
Capitalized interest(4)	1,269	1,006	2,423	1,946
Share-based compensation expense(3)	(2,222)	(1,875)	(4,242)	(3,359)

Capital expenditures: (6)
Development and redevelopment costs	$25,793	$16,010	$52,372	$25,258
Maintenance capital expenditures	867	655	1,510	1,311
Leasing commissions	351	426	881	626
Tenant improvements and allowances	203	1,545	1,097	2,791
Total capital expenditures	$27,214	$18,636	$55,860	$29,986

	June 30, 2018	December 31, 2017
Other Liabilities:
Deferred ground rent expense	$6,535	$6,499
Deferred tax liability, net	3,073	2,828
Other	7,919	5,844
Total other liabilities	$17,527	$15,171

Accounts payable and accrued expenses:
Tenant prepaid/deferred revenue	$20,185	$24,414
Accrued capital expenditures and leasing costs	31,412	16,438
Accrued interest payable	8,131	9,018
Security deposits	5,310	5,272
Other	15,730	14,453
Total accounts payable and accrued expenses	$80,768	$69,595
(1) Amounts included in the financial statement line item "Property rentals" in the consolidated statements of income.
(2) Amounts included in the financial statement line item "Ground rent" in the consolidated statements of income.
(3) Amounts included in the financial statement line item "General and administrative" in the consolidated statements of income.
(4) Amounts included in the financial statement line item "Interest and debt expense" in the consolidated statements of income.
(5) Amounts included in the financial statement line item "Provision for doubtful accounts" in the consolidated statements of income.
(6) Amounts presented on a cash basis.

URBAN EDGE PROPERTIES
TENANT CONCENTRATION - TOP TWENTY-FIVE TENANTS
As of June 30, 2018

Tenant	Number of stores	Square feet	% of total square feet	Annualized base rent ("ABR")	% of total ABR	Weighted average ABR per square foot	Average remaining term of ABR(1)
The Home Depot, Inc.	7	920,226	5.9%	$16,224,371	6.2%	$17.63	14.5
Walmart Inc.	9	1,438,730	9.2%	10,726,552	4.1%	7.46	7.7
Best Buy Co., Inc.	10	442,118	2.8%	10,542,649	4.0%	23.85	6.6
The TJX Companies, Inc.(2)	16	566,644	3.6%	9,646,252	3.7%	17.02	5.0
Lowe's Companies, Inc.	6	976,415	6.2%	8,575,004	3.3%	8.78	9.2
Ahold Delhaize(3)	8	589,907	3.8%	7,087,797	2.7%	12.02	5.8
Kohl's Corporation	8	716,345	4.6%	6,995,847	2.7%	9.77	5.0
PetSmart, Inc.	12	287,493	1.8%	6,740,340	2.6%	23.45	5.0
BJ's Wholesale Club	4	454,297	2.9%	5,314,730	2.0%	11.70	8.4
Sears Holdings Corporation(4)	4	547,443	3.5%	5,244,737	2.0%	9.58	27.8
Toys "R" Us, Inc.(5)	9	398,391	2.5%	5,196,238	2.0%	13.04	4.3
Wakefern (ShopRite)	4	281,124	1.8%	5,098,716	1.9%	18.14	13.4
Staples, Inc.	9	186,030	1.2%	4,025,777	1.5%	21.64	2.4
The Gap, Inc.(6)	8	123,784	0.8%	3,534,801	1.3%	28.56	3.5
Target Corporation	2	297,856	1.9%	3,448,666	1.3%	11.58	13.8
Century 21	1	156,649	1.0%	3,394,181	1.3%	21.67	8.6
Whole Foods Market, Inc.	2	100,682	0.6%	3,365,570	1.3%	33.43	9.5
LA Fitness International LLC	4	181,342	1.2%	3,165,032	1.2%	17.45	9.0
Bob's Discount Furniture	4	170,931	1.1%	3,008,485	1.1%	17.60	4.9
Dick's Sporting Goods, Inc.(7)	3	117,345	0.7%	2,650,253	1.0%	22.59	4.8
24 Hour Fitness	1	53,750	0.3%	2,564,520	1.0%	47.71	13.5
National Wholesale Liquidators	1	171,216	1.1%	2,270,346	0.9%	13.26	4.6
URBN (Anthropologie)	1	31,450	0.2%	2,201,500	0.8%	70.00	10.3
Bed Bath & Beyond Inc.	5	149,879	1.0%	2,085,606	0.8%	13.92	5.0
Mattress Firm Inc.	13	74,021	0.5%	1,973,446	0.8%	26.66	5.7

Total/Weighted Average	151	9,434,068	60.2%	$135,081,416	51.5%	$14.32	8.7

(1) In years excluding tenant renewal options. The weighted average is based on ABR.
(2) Includes Marshalls (11), T.J. Maxx (3) and HomeGoods (2).
(3) Includes Stop & Shop (6) and Giant Food (2).
(4) Includes Kmart (4).
(5) After accounting for four leases rejected in the bankruptcy process and one lease termination agreement executed subsequent to June 30, 2018, the Company has four remaining leases in effect. These four leases comprise 161,717 sf, have a remaining average term of 3.8 years and generate $2.0 million of annual base rent.
(6) Includes Old Navy (5), Gap (2) and Banana Republic (1).
(7) Includes Dick's Sporting Goods (2) and Golf Galaxy (1).

Note: Amounts shown in the table above include all retail properties including those in redevelopment on a cash basis other than tenants in free rent periods which are shown at their initial cash rent.

URBAN EDGE PROPERTIES
LEASING ACTIVITY
For the three and six months ended June 30, 2018

	Three months ended June 30, 2018		Six months ended June 30, 2018
	GAAP(3)	Cash(2)	GAAP(3)	Cash(2)
New leases
Number of new leases executed	11	11	26	26
Total square feet	140,553	140,553	291,321	291,321
Number of same space leases(1)	4	4	8	8
Same space square feet	60,586	60,586	118,183	118,183
Prior rent per square foot	$16.41	$17.42	$13.47	$14.31
New rent per square foot	$14.59	$13.73	$12.32	$11.52
Same space weighted average lease term (years)	9.9	9.9	9.9	9.9
Same space TIs per square foot(4)	N/A	$19.08	N/A	$10.52
Rent spread	(11.1)%	(21.2)%	(8.5)%	(19.5)%

Renewals & Options
Number of new leases executed	18	18	38	38
Total square feet	294,275	294,275	740,879	740,879
Number of same space leases(1)	18	18	38	38
Same space square feet	294,275	294,275	740,879	740,879
Prior rent per square foot	$20.51	$20.95	$15.65	$16.07
New rent per square foot	$21.37	$21.25	$17.09	$16.92
Same space weighted average lease term (years)	5.0	5.0	5.4	5.4
Same space TIs per square foot(4)	N/A	$—	N/A	$0.67
Rent spread	4.2%	1.4%	9.2%	5.3%

Total New Leases and Renewals & Options
Number of new leases executed	29	29	64	64
Total square feet	434,828	434,828	1,032,200	1,032,200
Number of same space leases(1)	22	22	46	46
Same space square feet	354,861	354,861	859,062	859,062
Prior rent per square foot	$19.81	$20.35	$15.35	$15.82
New rent per square foot	$20.21	$19.96	$16.43	$16.18
Same space weighted average lease term (years)	5.8	5.8	6.0	6.0
Same space TIs per square foot(4)	N/A	$3.26	N/A	$2.03
Rent spread	2.0%	(1.9)%	7.0%	2.3%
(1) Leases executed on a same space basis include leases with comparable sf and with prior occupancy.
(2) Rents are not calculated on a straight-line (GAAP) basis. Previous/expiring rent is the rent at expiry and includes any percentage rent paid. New rent is the rent paid at commencement.
(3) Rents are calculated on a straight-line (GAAP) basis.
(4) Includes both tenant improvements and landlord contributions.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE
As of June 30, 2018

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)

M-T-M	—	—	—%	$—	30	75,000	3.2%	$32.90	30	75,000	0.5%	$32.90
2018	2	70,000	0.5%	11.17	32	88,000	3.8%	32.36	34	158,000	1.0%	22.97
2019	23	758,000	5.8%	15.50	92	272,000	11.6%	34.34	115	1,030,000	6.7%	20.47
2020	32	1,144,000	8.8%	15.24	73	235,000	10.1%	35.25	105	1,379,000	9.0%	18.65
2021	27	706,000	5.4%	19.80	62	199,000	8.5%	35.40	89	905,000	5.9%	23.23
2022	25	1,185,000	9.1%	11.63	66	183,000	7.8%	33.18	91	1,368,000	8.9%	14.51
2023	36	1,743,000	13.4%	15.14	39	137,000	5.9%	33.96	75	1,880,000	12.2%	16.51
2024	34	1,614,000	12.4%	14.12	42	160,000	6.8%	29.12	76	1,774,000	11.5%	15.48
2025	9	502,000	3.8%	13.61	33	99,000	4.2%	36.01	42	601,000	3.9%	17.30
2026	8	508,000	3.9%	8.92	48	163,000	7.0%	30.36	56	671,000	4.4%	14.13
2027	17	643,000	4.9%	15.59	37	175,000	7.5%	37.40	54	818,000	5.3%	20.25
2028	11	428,000	3.3%	21.15	34	112,000	4.8%	38.68	45	540,000	3.5%	24.79
Thereafter	45	3,504,000	26.9%	14.42	26	146,000	6.3%	40.51	71	3,650,000	23.7%	15.47
Subtotal/Average	269	12,805,000	98.2%	$14.73	614	2,044,000	87.5%	$35.11	883	14,849,000	96.5%	$17.54
Vacant	11	239,000	1.8%	N/A	115	293,000	12.5%	N/A	126	532,000	3.5%	N/A
Total/Average	280	13,044,000	100%	N/A	729	2,337,000	100%	N/A	1,009	15,381,000	100%	N/A

(1) Year of expiration excludes tenant renewal options.
(2) Weighted average annual base rent per square foot is calculated by annualizing tenants' in-place, contractual, cash-basis rent including ground rent and excludes tenant reimbursements, concessions and storage rent.

Note: Amounts shown in table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (including properties in redevelopment). The average base rent for our 942,000 square-foot warehouse property (excluded from the table above) is $5.87 per square foot as of June 30, 2018.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE ASSUMING EXERCISE OF ALL RENEWALS AND OPTIONS
As of June 30, 2018

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)

M-T-M	—	—	—%	$—	30	75,000	3.2%	$33.05	30	75,000	0.5%	$33.05
2018	1	17,000	0.1%	22.62	30	85,000	3.6%	32.88	31	102,000	0.7%	31.17
2019	9	324,000	2.5%	9.98	65	174,000	7.4%	36.94	74	498,000	3.2%	19.40
2020	6	104,000	0.8%	22.32	57	157,000	6.7%	39.83	63	261,000	1.7%	32.85
2021	6	121,000	0.9%	18.25	42	109,000	4.7%	37.20	48	230,000	1.5%	27.23
2022	4	92,000	0.7%	8.35	38	102,000	4.4%	39.03	42	194,000	1.3%	24.48
2023	9	402,000	3.1%	18.00	24	79,000	3.4%	35.77	33	481,000	3.1%	20.92
2024	9	157,000	1.2%	18.79	43	122,000	5.2%	37.44	52	279,000	1.8%	26.95
2025	10	329,000	2.5%	19.84	29	94,000	4.0%	34.75	39	423,000	2.8%	23.15
2026	7	184,000	1.4%	14.67	42	126,000	5.4%	35.64	49	310,000	2.0%	23.19
2027	8	300,000	2.3%	17.32	32	91,000	3.9%	30.23	40	391,000	2.5%	20.32
2028	8	373,000	2.9%	15.80	24	74,000	3.2%	36.88	32	447,000	2.9%	19.29
Thereafter	192	10,402,000	79.8%	20.67	158	756,000	32.4%	43.00	350	11,158,000	72.5%	22.18
Subtotal/Average	269	12,805,000	98.2%	$19.87	614	2,044,000	87.5%	$38.63	883	14,849,000	96.5%	$22.45
Vacant	11	239,000	1.8%	N/A	115	293,000	12.5%	N/A	126	532,000	3.5%	N/A
Total/Average	280	13,044,000	100%	N/A	729	2,337,000	100%	N/A	1,009	15,381,000	100%	N/A

(1) Year of expiration includes tenant renewal options.
(2) Weighted average annual base rent per square foot is calculated by annualizing tenants' in-place, contractual, cash-basis rent including ground rent and excludes tenant reimbursements, concessions and storage rent and is adjusted assuming all option rents specified in the underlying leases are exercised. Weighted average annual base rent for leases whose future option rent is based on fair market value or CPI is reported at the last stated option rent in the respective lease.

Note: Amounts shown in table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (including properties in redevelopment). The average base rent for our 942,000 square-foot warehouse property (excluded from the table above) assuming exercise of all options at future tenant rent is $6.03 per square foot as of June 30, 2018.

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of June 30, 2018
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants

SHOPPING CENTERS AND MALLS:
California:
Signal Hill	45,000	100.0%	$26.49	—	Best Buy
Vallejo (leased through 2043)(3)	45,000	100.0%	12.00	—	Best Buy
Walnut Creek (Olympic)	31,000	100.0%	70.00	—	Anthropologie
Walnut Creek (Mt. Diablo) (4)	7,000	100.0%	118.45	—	Z Gallerie
Connecticut:
Newington	189,000	100.0%	9.97	—	Walmart, Staples
Maryland:
Baltimore (Towson)(6)	155,000	100.0%	24.08	—	Staples, HomeGoods, Golf Galaxy, Tuesday Morning, Ulta, Kirkland's, Five Below, Sprouts
Glen Burnie	129,000	100.0%	10.81	—	Gavigan's Home Furnishings, Pep Boys
Rockville	94,000	95.4%	25.71	—	Regal Entertainment Group
Wheaton (leased through 2060)(3)	66,000	100.0%	16.70	—	Best Buy
Massachusetts:
Cambridge (leased through 2033)(3)	48,000	100.0%	28.58	—	PetSmart, Modell’s Sporting Goods
Chicopee	224,000	100.0%	5.50	—	Walmart
Milford (leased through 2019)(3)	83,000	100.0%	9.01	—	Kohl’s
Springfield	182,000	100.0%	5.59	—	Walmart
Missouri:
Manchester(6)	131,000	100.0%	11.13	$12,500	Academy Sports, Bob's Discount Furniture, Pan-Asia Market
New Hampshire:
Salem (leased through 2102)(3)	37,000	100.0%	13.84	—	Babies "R" Us
New Jersey:
Bergen Town Center - East, Paramus	253,000	97.5%	21.69	—	Lowe's, Best Buy, REI, Kirkland's
Bergen Town Center - West, Paramus	955,000	99.0%	31.96	$300,000
Target, Century 21, Whole Foods Market, Marshalls, Nordstrom Rack, Saks Off 5th, HomeGoods, H&M, Bloomingdale's Outlet, Nike Factory Store, Old Navy, Neiman Marcus Last Call Studio, Burlington (under construction)

Brick	278,000	100.0%	19.53	$50,000	Kohl's, ShopRite, Marshalls, Kirkland's
Carlstadt (leased through 2050)(3)	78,000	100.0%	23.67	—	Stop & Shop
Cherry Hill (Cherry Hill Commons)	261,000	98.5%	9.59	—	Walmart, Toys “R” Us, Maxx Fitness
Cherry Hill (Plaza at Cherry Hill)(6)	420,000	72.8%	13.11	$28,930	LA Fitness, Aldi, Raymour & Flanigan, Restoration Hardware, Total Wine, Guitar Center, Sam Ash Music
East Brunswick	427,000	100.0%	15.09	$63,000	Lowe’s, Kohl’s, Dick’s Sporting Goods, P.C. Richard & Son, T.J. Maxx, LA Fitness
East Hanover (200 - 240 Route 10 West)	343,000	99.2%	20.43	$63,000	The Home Depot, Dick's Sporting Goods, Saks Off Fifth, Marshalls, Burlington
East Hanover (280 Route 10 West)	28,000	100.0%	34.71	—	REI
East Rutherford	197,000	97.2%	12.40	$23,000	Lowe’s
Garfield	280,000	100.0%	14.72	$40,300	Walmart, Burlington, Marshalls, PetSmart, Ulta
Hackensack	275,000	98.5%	23.42	$66,400	The Home Depot, 99 Ranch, Staples, Petco,
Hazlet	95,000	100.0%	3.70	—	Stop & Shop(5)
Jersey City (Hudson Mall)	383,000	97.3%	14.30	$24,666	Marshalls, Big Lots, Toys "R" Us, Staples, Old Navy
Jersey City (Hudson Commons)	236,000	100.0%	12.37	$29,000	Lowe’s, P.C. Richard & Son

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of June 30, 2018
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants
Kearny	104,000	98.2%	19.53	—	LA Fitness, Marshalls, Ulta (lease not commenced), Starbucks (lease not commenced)
Lawnside	149,000	100.0%	16.16	—	The Home Depot, PetSmart
Lodi (Route 17 North)	171,000	100.0%	13.26	—	National Wholesale Liquidators
Lodi (Washington Street)	85,000	87.6%	20.86	—	Blink Fitness, Aldi, Dollar Tree, USPS
Manalapan	208,000	100.0%	18.33	—	Best Buy, Bed Bath & Beyond, Babies “R” Us, Modell’s Sporting Goods, PetSmart
Marlton	218,000	100.0%	15.33	$37,400	Kohl’s, ShopRite, PetSmart
Middletown	231,000	98.1%	13.00	$31,400	Kohl’s, Stop & Shop
Millburn(6)	104,000	98.8%	25.18	$24,000	Trader Joe's, CVS, PetSmart
Montclair	21,000	100.0%	26.20	—	Whole Foods Market
Morris Plains(6)	177,000	63.0%	23.97	—	Kohl’s
North Bergen (Kennedy Blvd)	62,000	100.0%	14.83	—	Food Bazaar
North Bergen (Tonnelle Ave)	410,000	100.0%	20.59	$100,000	Walmart, BJ’s Wholesale Club, PetSmart, Staples
North Plainfield	241,000	96.7%	10.95	$25,100	Costco, The Tile Shop, La-Z-Boy, Petco
Paramus (leased through 2033)(3)	63,000	100.0%	47.18	—	24 Hour Fitness
Rockaway	181,000	95.9%	15.39	$27,800	ShopRite, T.J. Maxx
South Plainfield (leased through 2039)(3)	56,000	96.3%	21.54	—	Staples, Party City
Totowa	271,000	100.0%	17.45	$50,800	The Home Depot, Bed Bath & Beyond, buybuy Baby, Marshalls, Staples
Turnersville	98,000	100.0%	9.94	—	Haynes Furniture Outlet (DBA The Dump)
Union (2445 Springfield Ave)	232,000	100.0%	17.85	$45,600	The Home Depot
Union (Route 22 and Morris Ave)	276,000	100.0%	18.67	—	Lowe’s, Toys “R” Us, Office Depot
Watchung	170,000	98.3%	17.25	$27,000	BJ’s Wholesale Club
Westfield (One Lincoln Plaza)(6)	22,000	100.0%	33.47	$4,730	Five Guys, PNC Bank
Woodbridge (Woodbridge Commons)	227,000	94.7%	12.70	$22,100	Walmart
Woodbridge (Plaza at Woodbridge)(6)	414,000	80.0%	17.49	$55,340	Best Buy, Raymour & Flanigan, Toys “R” Us, Lincoln Tech, Harbor Freight, Retro Fitness
New York:
Bronx (1750-1780 Gun Hill Road)	77,000	100.0%	35.29	$24,500	Planet Fitness, Aldi
Bronx (Bruckner Boulevard)(6)	371,000	92.5%	23.94	—	Kmart, Toys “R” Us, Burlington, ShopRite
Bronx (Shops at Bruckner)	114,000	100.0%	34.06	$11,874	Marshalls, Old Navy
Buffalo (Amherst)	311,000	100.0%	9.96	—	BJ’s Wholesale Club, T.J. Maxx, HomeGoods, Toys “R” Us, LA Fitness
Commack (leased through 2021)(3)	47,000	100.0%	20.69	—	PetSmart, Ace Hardware
Dewitt (leased through 2041)(3)	46,000	100.0%	22.51	—	Best Buy
Freeport (240 West Sunrise Highway) (leased through 2040)(3)	44,000	100.0%	22.31	—	Bob’s Discount Furniture
Freeport (160 East Sunrise Highway)	173,000	100.0%	21.95	$43,100	The Home Depot, Staples
Huntington	205,000	100.0%	15.73	—	Kmart, Marshalls, Old Navy, Petco
Inwood	100,000	100.0%	19.70	—	Stop & Shop
Mt. Kisco	189,000	96.6%	16.32	$14,224	Target, Stop & Shop
New Hyde Park (leased through 2029)(3)	101,000	100.0%	20.21	—	Stop & Shop
Oceanside	16,000	100.0%	28.00	—	Party City
Queens	46,000	73.4%	39.79	—
Rochester	205,000	100.0%	3.08	—	Walmart

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of June 30, 2018
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants
Rochester (Henrietta) (leased through 2056)(3)	165,000	100.0%	4.56	—	Kohl’s
Staten Island	165,000	91.7%	24.17	—	Western Beef, Planet Fitness, Mavis Discount Tire
West Babylon	66,000	97.6%	17.70	—	Best Market, Rite Aid
Yonkers Gateway Center(6)	438,000	98.5%	16.95	$32,471	Burlington, Best Buy, DSW, PetSmart, Alamo Drafthouse Cinema, Marshalls (under construction), Homesense (under construction)
Pennsylvania:
Bensalem	185,000	100.0%	12.91	—	Kohl's, Ross Dress for Less, Staples, Petco
Bethlehem	153,000	95.6%	8.17	—	Giant Food, Petco
Broomall	169,000	100.0%	10.25	—	Giant Food, Planet Fitness, A.C. Moore, PetSmart
Glenolden	102,000	100.0%	12.74	—	Walmart
Lancaster	228,000	100.0%	4.79	—	Lowe's, Community Aid, Mattress Firm
Springfield (leased through 2025)(3)	41,000	100.0%	22.99	—	PetSmart
Wilkes-Barre (461 - 499 Mundy Street)	179,000	96.8%	11.22	—	Bob's Discount Furniture, Babies "R" Us, Ross Dress for Less, Marshalls, Petco, Tuesday Morning
Wyomissing (leased through 2065)(3)	76,000	100.0%	16.69	—	LA Fitness, PetSmart
York	111,000	100.0%	9.21	—	Ashley Furniture, Tractor Supply Company, Aldi, Crunch Fitness
South Carolina:
Charleston (leased through 2063)(3)	45,000	100.0%	15.10	—	Best Buy
Virginia:
Norfolk (leased through 2069)(3)	114,000	100.0%	7.08	—	BJ’s Wholesale Club
Tyson’s Corner (leased through 2035)(3)	38,000	100.0%	43.04	—	Best Buy
Puerto Rico:
Las Catalinas	356,000	88.1%	31.66	$130,000	Kmart, Forever 21
Montehiedra(6)	539,000	92.1%	17.77	$115,699	Kmart, The Home Depot, Marshalls, Caribbean Cinemas, Tiendas Capri
Total Shopping Centers and Malls	15,381,000	96.6%	$17.57	$1,523,934
WAREHOUSES:
East Hanover - Five Buildings(6)	942,000	100.0%	5.20	$40,700	J & J Tri-State Delivery, Foremost Groups, PCS Wireless, Fidelity Paper & Supply, Meyer Distributing, Consolidated Simon Distributors, Givaudan Flavors, Reliable Tire (under construction)
Total Urban Edge Properties	16,323,000	96.8%	$16.83	$1,564,634
(1) Percent leased is expressed as the percentage of gross leasable area subject to a lease.
(2) Weighted average annual base rent per square foot is the current base rent on an annualized basis. It includes executed leases for which rent has not commenced and excludes tenant expense reimbursements, free rent periods, concessions and storage rent. Excluding ground leases where the Company is the lessor, the weighted average annual rent per square foot for our retail portfolio is $20.01 per square foot.
(3) The Company is a lessee under a ground or building lease. The total square feet disclosed for the building will revert to the lessor upon lease expiration except at Salem where the ground lease is for a portion of the parking area only.
(4) Our ownership of Walnut Creek (Mt. Diablo) is 95%.
(5) The tenant never commenced operations at this location but continues to pay rent.
(6) Not included in the same-property pool for the purposes of calculating same-property cash NOI.
(7) Mortgage debt balances exclude unamortized debt issuance costs.

URBAN EDGE PROPERTIES
PROPERTY ACQUISITIONS AND DISPOSITIONS
For the six months ended June 30, 2018
(dollars in thousands)

2018 Property Acquisitions:

Date Acquired	Property Name	City	State	GLA	Price(1)
1/26/2018	938 Spring Valley Road	Maywood	NJ	2,000	$705
2/23/2018	116 Sunrise Highway	Freeport	NY	4,750	425
2/28/2018	197 West Spring Valley Ave	Maywood	NJ	16,300	2,750
5/24/2018	7 Francis Place	Montclair	NJ	3,000	958

2018 Property Dispositions:

2/23/2018	Englewood(2)	Englewood	NJ	41,000	$11,537
4/26/2018	Allentown	Allentown	PA	372,000	55,250
(1) Excludes $0.1 million of transaction costs related to property acquisitions.
(2) During 2017, our property in Englewood, NJ was transferred to a receiver. On January 31, 2018, the property was sold at a foreclosure sale and on February 23, 2018, the court order was received approving the sale and discharging the receiver of all assets and liabilities related to the property, including the $11.5 million mortgage secured by the property. We recognized a gain on extinguishment of debt of $2.5 million as a result of this transaction during the six months ended June 30, 2018.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of June 30, 2018
(in thousands, except square footage data)

	Estimated Gross Cost(1)		Incurred as of 6/30/18	Balance to Complete (Gross Cost)	Target Stabilization(2)	Description and status
ACTIVE PROJECTS
Bruckner	$67,300		$62,400	$4,900	2Q19	Renovating 3 buildings; retenanting 134,000± sf; Urban Health (under construction); Burlington, ShopRite, Boston Market and T-Mobile open; 82% executed
Bergen Town Center- Phase I(3)	53,000		28,300	24,700	2Q19
Adding Burlington to the main mall (under construction) and 15,000± sf adjacent to REI (Kirkland’s open); expanding Kay (under construction) and added Cava Grill (open) and remaining 1,500± sf in lease; replacing east deck (under construction) and upgrading west desk (complete)

Bergen Town Center-Phase IIB(3)	1,600		200	1,400	2Q19	Ruth’s Chris Steakhouse (under construction) replacing Pot Belly & Pei Wei
Bergen Town Center-Phase IIC(3)	1,600		—	1,600	2Q19	Lands' End (under construction) replacing dressbarn
Bergen Town Center-Phase IIIA(3)	2,300		600	1,700	2Q19	Children's Place moving to former Payless space (under construction); retenanting with Express (executed)
Montehiedra Town Center	20,800		18,000	2,800	4Q18	Converting to hybrid outlet/value offering; completing leasing
Morris Plains	15,300		600	14,700	4Q19	Renovating façade (under construction); anchor repositioning and re-tenanting; adding Chick-fil-A (executed)
North Bergen(3)	12,800		1,100	11,700	4Q21	102,000± sf, self-storage facility on excess land (under construction)
Yonkers	11,700		600	11,100	3Q19	Repositioning vacant grocer box with Marshalls & Homesense (under construction)
Garfield - Phase II(3)	5,500		300	5,200	4Q19	18,000± sf of shops (under construction, 50% in lease)
Towson - Phase II	4,500		2,000	2,500	4Q18	Replaced hhgregg with Sprouts (open)
Huntington(3)	3,300		800	2,500	4Q19	Converting 11,000± sf basement into street-front retail (under construction)
Lawnside(3)	2,100		1,900	200	3Q18	Constructing 6,000± sf strip; fully leased; Mattress Firm and T-Mobile (both open)
Glen Burnie(3)	1,700		1,500	200	4Q18	Bubba's 33 restaurant on new pad (under construction)
Woodbridge Commons(3)	1,400		100	1,300	4Q19	Furniture store (executed) replacing Syms
Cherry Hill Commons(3)	900		300	600	4Q18	Panda restaurant on new pad (under construction)
Rockaway - Phase III(3)	800		800	—	2Q19	ShopRite (under construction) on 6,000± sf expansion at its expense
Total	$206,600	(4)	$119,500	$87,100

(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes.
(2) Target Stabilization reflects the first quarter in which at least 80% of the expected cash NOI from the project is realized. A project achieving Target Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table on page 27. The Target Stabilization date is an estimate and is subject to change resulting from uncertainties inherent in the development process and not wholly under the Company's control.
(3) Results from these properties are included in our same-property metrics.
(4) The estimated, unleveraged yield for Active projects is 7% based on total estimated project costs for and the incremental, unleveraged NOI directly attributable to the projects. The incremental, unleveraged NOI for Active projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of June 30, 2018
(in thousands, except square footage data)

	Estimated Gross Cost(1)		Incurred as of 6/30/18	Balance to Complete (Gross Cost)	Stabilization(2)	Description and status
COMPLETED PROJECTS
Garfield - Phase I(3)	$17,300		$17,300	$—	4Q17	New Burlington, PetSmart, Ulta, Carter’s and America’s Best all open
Bergen Town Center-Phase IIA(3)	9,300		8,800	500	2Q18	Best Buy open
North Plainfield(3)	6,900		6,500	400	1Q18	La-Z-Boy and Petco open; remaining 7,600± sf of shop space in lease
Towson - Phase I	6,000		5,800	200	1Q18	Kirkland's, Tuesday Morning, Five Below and Ulta all open
East Hanover(3)	4,700		4,700	—	4Q17	Saks Off Fifth and Paper Store open
Hackensack(3)	4,700		4,400	300	3Q17	99 Ranch Market open
Marlton(3)	3,100		2,900	200	2Q18	Shake Shack and honeygrow open on new pad
Turnersville(3)	2,100		2,100	—	3Q17	Verizon open
Rockaway - Phase II(3)	500		500	—	1Q18	Supermarket expansion open
Rockaway - Phase I(3)	100		100	—	4Q17	Popeyes open
Total	$54,700	(6)	$53,100	$1,600

	Estimated Gross Cost(4)	Estimated Stabilization(4)(5)	Description and status
PIPELINE PROJECTS
Bergen Town Center(3) -
Phase IID	$2,000-3,000	2019	Recapturing space for new fast casual restaurant
Phase IIIB	$15,000-16,000	2020	Future projects to improve merchandising and maximize value of undeveloped land
Plaza at Cherry Hill	$24,000-25,000	2020	Renovating center; preparing construction docs
Kearny(3)	$7,000-8,000	2019	Expanding by 20,000± sf (50% leased to Ulta) and adding Starbucks (executed); securing approvals
Montehiedra outparcel	$7,000-8,000	2021	Developing 20,000± sf retail on excess land; marketing
Towson - Phase III	$6,000-7,000	2019	Retenanting Golf Galaxy/Staples spaces; marketing
Plaza at Woodbridge	$4,000-5,000	2021	Developing 60,000± sf, conditioned, self-storage facility in unused basement space; securing approvals
West Babylon(3)	$3,000-4,000	2019	Developing 10,000± sf of shops; securing approvals
Mt. Kisco(3)	$2,000-3,000	2019	Converting existing restaurant into two smaller food spaces; (in lease); securing approvals
Gun Hill(3)	$1,000-2,000	2019	Expanding Aldi (executed); securing approvals

Total	$71,000-81,000	(6)
(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes.
(2) Target Stabilization reflects the first quarter in which at least 80% of the expected cash NOI from the project is realized. A project achieving Target Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table above. The Target Stabilization date is an estimate and is subject to change resulting from uncertainties inherent in the development process and not wholly under the Company's control.
(3) Results from these properties are included in our same-property metrics.
(4) Estimated Stabilization and Estimated Gross Cost are subject to change from uncertainties inherent in the development process and not wholly under the Company's control.
(5) Estimated Stabilization reflects the first year in which Target Stabilization occurs. See footnote 2 above.
(6) The estimated, unleveraged yields for Completed and Pipeline projects are 17% and 8%, respectively, based on the total, estimated project costs of and the incremental, unleveraged NOI expected from the projects. The incremental, unleveraged NOI for Completed and Pipeline projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property.

URBAN EDGE PROPERTIES
DEBT SUMMARY
As of June 30, 2018 and December 31, 2017
(in thousands)

	June 30, 2018	December 31, 2017
Fixed rate debt	$1,395,134	$1,408,817
Variable rate debt	169,500	169,500
Total debt	$1,564,634	$1,578,317

% Fixed rate debt	89.2%	89.3%
% Variable rate debt	10.8%	10.7%
Total	100%	100%

Secured mortgage debt	$1,564,634	$1,578,317
Unsecured debt	—	—
Total debt	$1,564,634	$1,578,317

% Secured mortgage debt	100%	100%
% Unsecured mortgage debt	N/A	N/A
Total	100%	100%

Weighted average remaining maturity on secured mortgage debt	7.2 years	7.6 years

Total market capitalization (see page 16)	$4,463,251

% Secured mortgage debt	35.1%
% Unsecured debt	—%
Total debt : Total market capitalization	35.1%

Weighted average interest rate on secured mortgage debt(1)	4.08%	4.03%
Weighted average interest rate on unsecured debt(2)	—%	—%

Note: All amounts and calculations exclude unamortized debt issuance costs on mortgages payable.
(1) Weighted average interest rates are calculated based on balances outstanding at the respective dates.
(2) No amounts are currently outstanding on the unsecured line of credit. To the extent borrowing occurs, the line bears interest at LIBOR plus an applicable margin of 1.10% to 1.55% based on our current leverage metrics as defined in the revolving credit agreement. The line matures in March 2021 and has two six-month extension options.

URBAN EDGE PROPERTIES
MORTGAGE DEBT SUMMARY
As of June 30, 2018 (unaudited) and December 31, 2017
(dollars in thousands)

Debt Instrument	Maturity Date	Rate	June 30, 2018	December 31, 2017	Percent of Debt at June 30, 2018
Montehiedra, Puerto Rico (senior loan)	7/6/21	5.33%	$85,699	$86,236	5.5%
Montehiedra, Puerto Rico (junior loan)	7/6/21	3.00%	30,000	30,000	1.9%
Plaza at Cherry Hill(5)	5/24/22	3.58%	28,930	28,930	1.8%
Westfield - One Lincoln Plaza(5)	5/24/22	3.58%	4,730	4,730	0.3%
Plaza at Woodbridge(5)	5/25/22	3.58%	55,340	55,340	3.5%
Bergen Town Center	4/8/23	3.56%	300,000	300,000	19.2%
Shops at Bruckner	5/1/23	3.90%	11,874	12,162	0.8%
Hudson Mall(4)	12/1/23	5.07%	24,666	25,004	1.6%
Yonkers Gateway Center(6)	4/6/24	4.16%	32,471	33,227	2.1%
Las Catalinas	8/6/24	4.43%	130,000	130,000	8.3%
Hudson Commons(1)	11/15/24	3.88%	29,000	29,000	1.9%
Watchung(1)	11/15/24	3.88%	27,000	27,000	1.7%
Bronx (1750-1780 Gun Hill Road)(1)	12/1/24	3.88%	24,500	24,500	1.6%
Brick	12/10/24	3.87%	50,000	50,000	3.2%
North Plainfield	12/10/25	3.99%	25,100	25,100	1.6%
Middletown	12/1/26	3.78%	31,400	31,400	2.0%
Rockaway	12/1/26	3.78%	27,800	27,800	1.8%
East Hanover (200 - 240 Route 10 West)	12/10/26	4.03%	63,000	63,000	4.0%
North Bergen (Tonnelle Ave)	4/1/27	4.18%	100,000	100,000	6.4%
Manchester Plaza	6/1/27	4.32%	12,500	12,500	0.8%
Millburn	6/1/27	3.97%	24,000	24,000	1.5%
Totowa	12/1/27	4.33%	50,800	50,800	3.2%
Woodbridge Commons	12/1/27	4.36%	22,100	22,100	1.4%
East Brunswick	12/6/27	4.38%	63,000	63,000	4.0%
East Rutherford	1/6/28	4.49%	23,000	23,000	1.5%
Hackensack	3/1/28	4.36%	66,400	66,400	4.2%
Marlton	12/1/28	3.86%	37,400	37,400	2.4%
East Hanover Warehouses	12/1/28	4.09%	40,700	40,700	2.6%
Union (2445 Springfield Ave)	12/10/28	4.01%	45,600	45,600	2.9%
Freeport (437 East Sunrise Highway)	12/10/29	4.07%	43,100	43,100	2.8%
Garfield	12/1/30	4.14%	40,300	40,300	2.6%
Mt Kisco -Target(3)	11/15/34	6.40%	14,224	14,451	0.9%
Englewood(2)	—	—%	—	11,537	—%
Total mortgage debt		4.08%	$1,564,634	$1,578,317	100%
Unamortized debt issuance costs			(12,846)	(13,775)
Total mortgage debt, net			$1,551,788	$1,564,542

(1)	Bears interest at one month LIBOR plus 190 bps.

(2)
On January 31, 2018, our property in Englewood, NJ was sold at a foreclosure sale. Upon issuance of the court’s order on February 23, 2018, approving the sale and discharging the receiver, all assets and liabilities related to the property were removed.

(3)
The mortgage payable balance on the loan secured by Mount Kisco (Target) includes $1.0 million of unamortized debt discount as of both June 30, 2018 and December 31, 2017, respectively. The effective interest rate including amortization of the debt discount is 7.29% as of June 30, 2018.

(4)
The mortgage payable balance on the loan secured by Hudson Mall includes $1.4 million and $1.5 million of unamortized debt premium as of June 30, 2018 and December 31, 2017, respectively. The effective interest rate including amortization of the debt premium is 3.82% as of June 30, 2018.

(5)	Bears interest at one month LIBOR plus 160 bps.

(6)
The mortgage payable balance on the loan secured by Yonkers Gateway Center includes $0.8 million of unamortized debt premium as of both June 30, 2018 and December 31, 2017, respectively. The effective interest rate including amortization of the debt premium is 3.71% as of June 30, 2018.

URBAN EDGE PROPERTIES
DEBT MATURITY SCHEDULE
As of June 30, 2018 (unaudited) and December 31, 2017
(dollars in thousands)

Year	Amortization	Balloon Payments	Premium/(Discount) Amortization	Total	Weighted Average Interest rate at maturity	Percent of Debt Maturing
2018(1)	$1,471	$—	$170	$1,641	4.6%	0.1%
2019	3,908	—	336	4,244	4.6%	0.3%
2020	7,236	—	335	7,571	4.4%	0.5%
2021	8,020	115,699	334	124,053	4.7%	7.9%
2022	11,565	89,000	334	100,899	3.7%	6.5%
2023	14,683	329,432	311	344,426	3.7%	22.0%
2024	13,036	261,360	(49)	274,347	4.2%	17.5%
2025	9,166	23,260	(61)	32,365	4.1%	2.1%
2026	8,949	115,104	(61)	123,992	3.9%	7.9%
Thereafter	20,994	530,578	(476)	551,096	4.2%	35.2%
Total	$99,028	$1,464,433	$1,173	$1,564,634	4.1%	100%
	Unamortized debt issuance costs			(12,846)
	Mortgage debt, net			$1,551,788
(1) Remainder of 2018.